UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2019

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	AFIN	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	AFINP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Transfer Agent Transition

On July 29, 2019, American Finance Trust, Inc. (the “Company”) announced that its previously announced transfer agent transition scheduled for July 30, 2019 has been delayed until August 5, 2019. Accordingly, effective on August 5, 2019, Computershare Trust Company, N.A. (together with its affiliates, “Computershare”) will replace DST Systems, Inc. (“DST”) as the transfer agent and registrar for the Company’s Class A common stock and the Company’s 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock and as the plan administrator under the Company’s Amended and Restated Distribution Reinvestment Plan for its Class A common stock (the “DRIP”).

Until August 5, 2019, participants in the DRIP and other stockholders of the Company who wish to contact the plan administrator of the DRIP with respect to matters such as enrollment or withdrawal or with other questions may contact either Computershare or DST. Stockholders may also contact the Company with any questions by calling the Company’s Investor Relations telephone number, (866) 902-0063.

Computershare may be contacted at the following address and telephone number:

Computershare Trust Company, N.A.

Attention: American Finance Trust, Inc.

P.O. Box 505013

Louisville, KY 40233

(866) 902-0063

DST may be contacted at the following address and telephone number:

DST Systems Inc.

Attention: Distribution Reinvestment Plan of American Finance Trust, Inc.

430 W. 7th St.

Kansas City, MO 64105-1407

(844) 411-4272

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President (Principal Executive Officer)

Dated: July 29, 2019